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                                                                    EXHIBIT 99.1

                                                   APPROVED BY: DONALD W. MORGAN
                                                          VICE PRESIDENT AND CFO
                                                                  (510) 492-0800

                                                       CONTACT: DONALD W. MORGAN
                                                                  (510) 492-0800

FOR IMMEDIATE RELEASE

             LARSCOM INCORPORATED REPORTS FIRST QUARTER 2004 RESULTS

           JOINT CALL WITH VERILINK CORPORATION TO DISCUSS MERGER WILL
                        IMMEDIATELY FOLLOW EARNINGS CALL

NEWARK, CA - MAY 3, 2004 - Larscom Incorporated (Nasdaq: LARS), a leading provider of WAN connectivity and network access equipment, today announced first-quarter financial results for the period ending March 31, 2004.

The Company reported revenues of $5.0 million and a net loss of $(1.8) million or $(0.36) per share for the first quarter of 2004. For the first quarter of 2003, the Company had reported revenues of $4.2 million and a net loss of $(2.2) million or $(0.81) per share.

                          FIRST QUARTER BUSINESS REVIEW

"Revenue for the quarter was up 18% over the prior year's first quarter and our net loss was reduced. However, I had higher expectations for the quarter given our Q4 2003 results. The lower than expected revenues for the quarter were primarily the result of lower IAD shipments to one of our major customers," said Daniel Scharre, president and chief executive officer of Larscom. "During the quarter we released a number of new products and enhancements that I believe will strengthen our competitive position and benefit the business going forward."

"We remain on track with our Orion 7400 program and continue to make progress with trials taking place with several major customers. Some of these trials are expected to be concluded in the second quarter for future Ethernet service deployments using the Orion 7400," Scharre concluded.

Recent product highlights include:

- Second release of the Orion 7400 Multi-service Access Platform that provides enhanced capabilities required by the carrier market, including the RBOCs. The new features include advanced Ethernet performance management, support for nested VLAN tags, STS-1 uplink capability, and dynamic bandwidth management.

- Introduction of new software releases for the eLink and Integrator IADs that provide enhanced operations and administration tools to simplify maintenance and diagnostics and, additionally, provide a sophisticated queuing mechanism for quality of service applications.


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-    Availability of the FT-1 and FXO capability for the eLink platform, which allows service providers to more easily integrate the eLink into a wider variety of enhanced service offerings.

- Launch of the enhanced Orion 4000 as an industry-first solution for the economical, high-density transport of multiple international (E1) data streams across U.S. T1 networks.

There will be a conference call today at 1:30 p.m. (PDT) to discuss these highlights as well as the first quarter 2004 financial results. To listen to the webcast of this conference call, visit http://www.larscom.com/press approximately 10 minutes before the start of the call and click on the conference call link provided. As indicated in our press release of April 28, 2004, an online audio replay of the webcast of the conference call will also be available on our website at http://www.larscom.com/press.

A conference call to discuss the recently announced merger between Verilink and Larscom will immediately follow the earnings conference call. To participate in the call, dial 800-450-0788 and enter passcode 050304. The call will also be broadcast live over the Internet at:
http://www.firstcallevents.com/service/ajwz406101796gf12.html.

                                  ABOUT LARSCOM

   Larscom (Nasdaq: LARS) enables high-speed access by providing cost-effective, highly reliable (carrier-class), and easy-to-use network access equipment. In June 2003, Larscom merged with VINA Technologies to create a worldwide leader in enterprise WAN access for the delivery of high-speed data, and integrated voice and data services with the deployment of more than 350,000 systems worldwide. Larscom's customers include major carriers, Internet service providers, Fortune 500 companies, small and medium enterprises, and government agencies worldwide. Larscom's headquarters are in Newark, California. Additional information can be found at www.larscom.com.

                              SAFE HARBOR STATEMENT

Any forward-looking statements in this news release are based on our current expectations and beliefs and are subject to known and unknown risks and uncertainties that could cause the actual results to differ materially from those suggested. Factors that could cause actual results to differ materially include (but are not limited to): risks associated with the approval and successful conclusion of the proposed merger with Verilink, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to develop and market successfully and in a timely manner new products, the impact of competitive products and pricing and of alternative technological advances; the issuance of a "going concern" auditor's explanatory paragraph and its possible negative effect on our customer base; employees and our ability to acquire additional financing; lower than expected cash flows from operations; customer concentration that include MCI (formerly WorldCom) and Lucent Technologies; the ability to develop successful new products; the ability to hire and maintain key executive positions; dependence on recently introduced new products and products under development; market acceptance of new products; the acquisition of other businesses or technologies; dependence on component availability from key suppliers; rapid technological


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change and fluctuations in quarterly operating results; as well as additional risk factors as discussed in the "Risk Factors" section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These forward-looking statements represent our judgment as of the date of this news release. We disclaim, however, any intent or obligation to update these forward-looking statements.

          ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

     Verilink plans to file a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") in connection with the merger, and Verilink and Larscom expect to mail a Joint Proxy Statement/Prospectus to stockholders of Verilink and Larscom concerning the proposed merger transaction. INVESTORS AND SECURITY HOLDERS OF VERILINK AND LARSCOM ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VERILINK, LARSCOM, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Verilink by directing a written request to: Corporate Secretary, Verilink Corporation, 127 Jetplex Circle, Madison, AL 35758. Investors and security holders may obtain free copies of the documents filed with the SEC by Larscom by directing a written request to: Corporate Secretary, Larscom Incorporated, 39745 Eureka Drive, Newark, CA 94560. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Acquisition.

     In addition to the Registration Statement and Joint Proxy Statement/Prospectus, Verilink and Larscom file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Verilink and Larscom at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Verilink's and Larscom's filing with the SEC are also available to the public from commercial document-retrieval services and at the SEC's web site at www.sec.gov.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Verilink and Larscom will be soliciting proxies from the stockholders of Verilink and Larscom in connection with the merger and issuance of shares of Verilink common stock in the merger. In addition, the respective directors and executive officers of Verilink and Larscom may also be deemed to be participants in the solicitation of proxies. Information about the directors and executive officers of Verilink is set forth in the proxy statement for the annual meeting of stockholders filed on October 10, 2003. Information about the directors and executive officers of Larscom is set forth in the Larscom Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the SEC on April 29, 2004. The directors and executive officers of Verilink and Larscom have interests in the merger, some of which may differ from, or may be in addition to those of the respective stockholders of Verilink and Larscom generally. Those interests will be described in greater detail in the Joint Proxy Statement/Prospectus with respect to the merger, which may include potential employment relationships, potential membership on the Verilink Board of Directors, option and stock holdings and indemnification.

                           (FINANCIAL TABLES ATTACHED)

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[LARSOM LOGO]

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)


                                                                Quarter Ended
                                                                   March 31,
                                                              2004          2003
                                                            --------      --------
REVENUES                                                    $  4,966      $  4,225
Cost of revenues                                               3,178         1,974
                                                            --------      --------
Gross profit                                                   1,788         2,251
                                                            --------      --------
Operating expenses:
     Research and development                                  1,055         1,107
     Selling, general and administrative                       2,566         3,418
     Amortization of acquisition intangibles                     108          --
     Restructuring                                                (7)          (61)
      Impairment of assets                                        44          --
                                                            --------      --------
Total operating expenses                                       3,766         4,464
                                                            --------      --------
Loss from operations                                          (1,978)       (2,213)
Interest and other income, net of expense                        137            47
                                                            --------      --------
Loss before income taxes                                      (1,841)       (2,166)
Income tax provision                                               5            17
                                                            --------      --------
Net loss                                                    $ (1,846)     $ (2,183)
                                                            --------      --------
Basic & diluted net loss per share                          $  (0.36)     $  (0.81)
                                                            --------      --------
Basic & diluted weighted average shares                        5,100         2,695
                                                            --------      --------



CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

                                                            March 31,    December 31,
                                                              2004          2003
                                                            --------      --------
Assets
Current assets:
     Cash, restricted cash and cash equivalents             $  6,749      $  9,285
     Accounts receivable, net                                  2,253         3,633
     Inventories                                               5,468         5,503
     Other current assets                                        829         1,204
                                                            --------      --------
          Total current assets                                15,299        19,625
                                                            --------      --------
Property and equipment                                         1,174         1,294
Other non-current assets, net                                  2,520         2,781
                                                            --------      --------
          Total assets                                      $ 18,993      $ 23,700
                                                            --------      --------
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                       $  2,760      $  4,370
     Accrued expenses and other current liabilities            4,384         5,411
     Deferred revenue                                          1,328         1,283
     Due to Axel Johnson                                        --             190
                                                            --------      --------
          Total current liabilities                            8,472        11,254
Other non-current liabilities                                  1,527         1,640
                                                            --------      --------
          Total liabilities                                    9,999        12,894
                                                            --------      --------
Stockholders' equity                                           8,994        10,806
                                                            --------      --------
          Total liabilities and stockholders' equity        $ 18,993      $ 23,700
                                                            --------      --------